LEASE AGREEMENT


This Lease Agreement is made and entered into on this 21st day of November, 1997, by and between REALTYCORP INTERNATIONAL GROUP LC (hereinafter called "Landlord") and AMERICAN CAPITOL INSURANCE COMPANY, (hereinafter called "Tenant").

                                  WITNESSETH:


                                       I

1.01   Leased Premises.

(a) Subject to and upon the terms hereinafter set forth, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises containing approximately 13,087 square feet of "Net Rentable Area" (hereinafter defined) consisting of the entire second (2nd) floor, of the building known as The American Capitol Insurance Building (the "Building") which Building is located at 10555 Richmond Avenue, Houston, Harris County, Texas, on the tract of land more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, which tract shall be referred to as the "Land"). The space hereby leased in the Building by Tenant from Landlord is hereinafter called the "Leased Premises" and is outlined on the floor plan drawing attached hereto as Exhibit B and made a part hereof for all purposes. The Land, Building, the Parking Facilities (defined below) and all other improvements now or hereafter on the Land and all appurtenances to the foregoing are sometimes collectively referred to herein as the "Property."

(b) The term "Net Rentable Area," as used herein, shall refer to (i) in the case of an entire floor leased to a single tenant, the total square footage of all floor area measured from the inside surface of the exterior glass line of the Building to the inside surface of the opposite exterior glass line or finished outer walls, including balcony areas, excluding only Service Areas (defined below) and General Common Areas (defined below), plus an allocation of the square footage of the General Common Areas, and (ii) in the case of a floor leased to more than one tenant, the total square footage of all floor areas within the inside surface of the exterior glass line of the Building enclosing the Leased Premises and measured to the mid-point of demising walls (i.e., walls separating the Leased Premises from areas leased to or held for lease to other tenants, from On-Floor Common areas (defined below), and from General Common Areas) including balcony areas, excluding only Service Areas, plus an allocation of the square footage of the General Common Areas and an allocation of the square footage of the On-Floor Common Areas. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. The term "Usable Area" as used in this lease shall mean the Net Rentable Area of the leased premises minus all On-Floor Common Areas and General Common Areas which were included therein.

  "Service Areas" shall mean the areas within (and measured from the midpoint of the walls enclosing, or from the inside surface of the exterior glass enclosing, as the case may be) Building stairs, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts. Areas for the specific use of Tenant or other tenants of the Building or installed at the request of Tenant such as special stairs or elevators are not included within the definition of Service Areas.

  "General Common Areas" shall mean those areas within (and measured from the midpoint of the walls or from the inside surface of the exterior glass enclosing) the Building's elevator machine rooms, main mechanical rooms, electrical rooms, and public lobbies, engineering and cleaning staging areas, and other areas not leased or held for lease within the Building but which are reasonably necessary for the proper utilization of the Building or to provide customary services to the Building. The allocation of the square footage of the General Common Areas shall be equal to the total square footage of the General Common Areas multiplied by a fraction, the numerator of which is the Net Rentable Area of the Leased Premises (excluding the allocation of the General Common Areas) and the denominator of which is the total of all Net Rentable Area contained in the Building (excluding the allocation of the General Common Areas).

  "On-Floor Common Areas" shall mean those areas within (and measured from the midpoint of the walls enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Leased Premises are located. The allocation of the square footage of the On-Floor Common Areas shall be equal to the total On-Floor Common Areas on said floor multiplied by a fraction, the numerator of which is the Net Rentable Area of the portion of the Leased Premises (excluding the allocations of General Common Areas and On-Floor Common Areas) located on said floor and the denominator of which is the total of all Net Rentable Area on said floor (excluding the allocations of General Common Areas and On-Floor Common Areas).

  "Building Standard" improvements shall mean the condition and quality of the improvements existing in the Leased Premises on the Commencement Date.

  "Parking Facilities" shall mean the surface parking lot and any structure(s) located on the Land from time to time, together with any connecting walkways, covered walkways, or other means of access to the Building, if any, the grounds related thereto and any additional improvements at any time related thereto. Whenever Landlord adds to the Parking Facilities as described in Section 3.04, "Parking Facilities" shall include the additional area.

(c) The Net Rentable Area in the Leased Premises is hereby stipulated and agreed for all purposes to be 13,087 square feet of Net Rentable Area, regardless of whether the same is actually more or less.

1.02   Term, Renewal Option and Third Floor Space Options.

(a) Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this lease shall commence on the Commencement Date (defined below) and shall expire sixty (60) months after the Commencement Date or if Tenant exercises its option to renew this lease as hereinafter provided, one hundred and twenty (120) months after the Commencement Date.

(b) As used herein, "Commencement Date" means the date upon which Landlord acquires title to the Property from Tenant.

(c) Tenant is hereby granted the option to renew the term of this lease for a period of sixty (60) additional months ("Renewal Term"), to commence at the expiration of the initial term of this lease. As long as Tenant is not in default in the performance of its covenants under this lease, Tenant may exercise its option to renew by delivering written notice of such election to Landlord no earlier than twelve (12) months nor later than six (6) prior to the expiration of the initial term of this lease. Time is of the essence in the exercise of such renewal option. The renewal of this lease shall be upon the same terms and conditions of this lease, except (i) the Base Rental during the Renewal Term shall be the prevailing Fair Market Rental Rate at the time the Renewal Term commences, (ii) Tenant shall have no option to renew this lease beyond the expiration of the Renewal Term, and (iii) Landlord shall contribute up to Two and 00/100 Dollars ($2.00) per rental square foot for Tenant's leasehold improvements (to be only used for improvements) upon execution of a renewal addendum.

  Whenever used in this Section 1.02(c), the term "Fair Market Rental Rate" shall mean Landlord's and Tenant's determination of the annual gross rental rate per square foot (inclusive of expense pass-through additions) of Net Rental Area then being charged in comparable buildings similarly situated to buildings located in the Westchase Submarket, Houston, Harris County, Texas, for space comparable to the space for which the Fair Market Rental Rate is being determined (taking into consideration use, location, and/or floor level within the applicable building, the definition of Net Rental Area, quality, age and location of the applicable building, the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, the then current operating expenses of the Building (including resetting the Base Year), relative services provided, etc). It is agreed that bona fide written offers to lease comparable space located elsewhere in the Building from third parties
  (at arm's length) and leases completed in the building within six (6) months prior to delivery of the Amendment to Lease Agreement may be used by Landlord as an indication of the Fair Market Rental Rate.

  In the event of a dispute as to the Fair Market Rental rate, Landlord and Tenant shall in good faith attempt to resolve such dispute in order to avoid any delay in finalizing the rental for the Renewal Term. If Landlord and Tenant are unable to agree upon the Fair Market Rental Rate, the Fair Market Rental Rate shall be determined by two commercial real estate brokers, one selected and paid for by Landlord and one by Tenant. If such brokers are unable to agree upon the Fair Market Rental Rate, such brokers shall agree upon and appoint a third commercial real estate broker to determine the Fair Market Rental Rate, whose determination shall be binding upon Landlord and Tenant.
  Landlord shall pay one-half of the fee charged by such broker and Tenant shall pay one-half of the fee charged by such broker.

(d) Tenant is hereby granted options to lease ("Lease Options" or "Lease Option," as applicable) any available portion of the third (3rd) floor of the Building ("Option Premises"). As long as Tenant is not in default in the performance of its covenants under this lease, a Lease Option may be exercised in respect to any portion of the Option
       Premises (at Tenant's election) at any time upon written notice by Tenant to Landlord identifying the specific space on the third floor that is the subject of the election. Within thirty (30) days following receipt of such notice, Landlord will prepare an amendment to this lease in form and substance of Exhibit F ("Option Space Amendment") attached hereto, inserting in the blanks, as appropriate, the description of the specified space and the amount of rent applicable thereto. The rental rate shall be the Fair Market Rental Rate in existence at the time of Tenant's exercise of such Lease Option.
       Whenever used in this Section 1.02(d), the term "Fair Market Rental Rate" shall mean Landlord's and Tenant's determination of the annual gross rental rate per square foot (inclusive of expense pass-through additions) of Net Rental Area then being charged in comparable buildings similarly situated to buildings located in the Westchase Submarket, Houston, Harris County, Texas, for space comparable to the space for which the Fair Market Rental Rate is being determined (taking into consideration use, location, and/or floor level within the applicable building, the definition of Net Rental Area, quality, age and location of the applicable building, the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, the then current operating expenses of the Building (without resetting the Base Year), relative services provided, etc). It is agreed that bona fide written offers to lease comparable space located elsewhere in the Building from third parties
       (at arm's length) and leases completed in the building within six (6) months prior to delivery of the Option Space Amendment to Lease
       Agreement may be used by Landlord as an indication of the Fair Market Rental Rate.

  In the event of a dispute as to the Fair Market Rental rate, Landlord and Tenant shall in good faith attempt to resolve such dispute in order to avoid any delay in finalizing the rental for the Option Space Amendment. If Landlord and Tenant are unable to agree upon the Fair Market Rental Rate, the Fair Market Rental Rate shall be determined by two commercial real estate brokers, one selected and paid for by Landlord and one by Tenant. If such brokers are unable to agree upon the Fair Market Rental Rate, such brokers shall agree upon and appoint a third commercial real estate broker to determine the Fair Market Rental Rate, whose determination shall be binding upon Landlord and Tenant. Landlord shall pay one-half of the fee charged by such broker and Tenant shall pay one-half of the fee charged by such broker. Pending resolution of the dispute, the rental rate proposed by Landlord shall be in effect until the dispute is resolved, but the same shall be adjusted ab initio when the Fair Market Rental Rate is determined as hereinabove provided.

  Tenant's Lease Options shall continue as to any space available on the third floor of the Building at the Commencement Date or that comes available after the Commencement Date during the period beginning with the Commencement Date and ending one (1) year prior to the expiration of the Term (which includes the Renewal Term, if applicable) of this lease.

  Notwithstanding the foregoing, within ten (10) days following receipt of a written notice by Tenant from Landlord of Landlord's intention to enter into a lease for a portion or all of the Option Premises, as the case may be, (along with an identification of the unrelated third party, the subject space and the terms of the proposed lease) with an unrelated third party ("Landlord's Notification") Tenant's Lease Options shall expire as to the space that is identified in Landlord's Notification, unless Tenant gives written notice to Landlord of its intention to exercise its Lease Option in respect to the subject space upon the same terms as set forth in said Landlord's Notification (except that the Option Space Amendment shall be for a term that is coterminous with this lease). If Tenant does not exercise its Lease Option in respect to the space identified in the Landlord's Notification as aforesaid and if the identified third party does not enter into a lease of the subject space in accordance with the terms set forth in the Landlord's Notification, Tenant's Lease Option in respect to the subject space shall be fully reinstated. If Tenant exercises its Lease Option in respect to the subject space prior to the expiration of the aforesaid ten (10) days, within thirty (30) days following receipt of such notice of Tenant's exercise as aforesaid, Landlord will prepare the Option Space Amendment, inserting in the blanks, as appropriate, the description of the specified space and the amount of rent applicable thereto.

1.03   Use.

The Leased Premises are to be used and occupied by Tenant (and its permitted assignees and subtenants) solely for the purpose of office space and for no other purpose. The Leased Premises shall not be used for any purpose which would create unreasonable elevator loads or otherwise unreasonably interfere with Building operations, and Tenant shall not engage in any activity which is not in keeping with the first class standards of the Building. Tenant will not keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the building, or use any apparatus which might make undue noise or create vibrations in the Building.


1.04   Survival.

Any claim, cause of action, liability or obligation arising under the term of this lease and under the provisions hereof in favor of a party hereto against or obligating the other party hereto shall survive the expiration or any earlier termination of this lease.

1.05   Condition of Leased Premises.

As a material inducement to Landlord to execute and deliver this lease, Tenant agrees that it will accept the Leased Premises and leasehold improvements therein in its AS IS condition. Tenant acknowledges that neither Landlord nor any of its purported representatives or agents has made (and Landlord hereby specifically disclaims any and all) representations and warranties of any kind or character as to the condition of the Leased Premises, either express or implied, including without limitation, warranties of fitness for any purposes or any particular use or commercial habitability. Without limiting the foregoing, Tenant acknowledges that Landlord does not warrant that the Leased Premises or the Building are free from hazardous materials or substances (as defined in Section 4.05 (b) below) and that no presence of any such materials shall constitute an eviction, actual or constructive, of Tenant nor entitle Tenant to an offset against its obligations hereunder.


                                      II

2.01   Rental Payments.

(a) Commencing on the Commencement Date, and continuing thereafter throughout the full term of this lease, Tenant hereby agrees to pay the Base Rental (defined below) in accordance with this Section 2.01 and
       Section 2.02, and Tenant's Forecast Additional Rental (defined below) and Tenant's Additional Rental Adjustment (defined below) in accordance with this Section 2.01 and Section 2.03. Upon execution of this lease by Tenant, Tenant shall deliver to Landlord the Base Rental for the first month of the lease. For purposes of this lease, the Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental Adjustment shall collectively be referred to as "Rent." The Base Rental and Tenant's Forecast Additional Rental shall be due and payable in equal monthly installments on the first day of each calendar month during the initial term of this lease and any extensions or renewals hereof, and Tenant hereby agrees to so pay such rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance.

(b) If the Commencement Date is other than the first day of a calendar month or if this lease expires on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month or months shall be calculated by multiplying the equal monthly installment by a fraction, the numerator of which shall be the number of days of the lease term occurring during said commencement or expiration month, as the case may be, and the denominator of which shall be the number of days in such month. If the term of this lease commences or expires on other than the first day of a calendar year, Tenant's Forecast Additional Rental and Tenant's Additional Rental shall be prorated for such commencement or expiration year, as the case may be, by multiplying Tenant's Forecast Additional Rental and Tenant's Additional Rental by a fraction, the numerator of which shall be the number of whole and partial months of the lease term during the commencement or expiration year, as the case may be, and the denominator of which shall be twelve (12). In such event, the calculation described in Section 2.03(d) shall be made as soon as possible after the termination of this lease. Landlord and Tenant hereby agree that the provisions of this Section 2.01(b) shall survive the expiration or termination of this lease.

(c) Tenant agrees to pay all rent and other sums of money as shall become due from and payable by Tenant to Landlord under this lease at the times and in the manner provided in this lease, without abatement, demand, set-off or counterclaim. All rent and other sums of whatever nature owed by Tenant to Landlord under this lease shall bear interest from the fifth (5th) day after the date due thereof until paid at the interest rate of 10% per annum.

2.02   Base Rental.

Throughout the full term of this lease, Tenant hereby agrees to pay a base annual rental equal to Nine and 50/100 Dollars ($9.50) per square foot of Net Rentable Area of the Leased Premises in accordance with the terms hereof. As used herein, "Base Rental" shall mean Ten Thousand Three Hundred Sixty ($10,360) per month as such dollar amount may be adjusted from lease year to lease year pursuant to the terms of this lease

2.03   Additional Rental.

(a) Commencing with the calendar year in which the Commencement Date occurs and continuing thereafter for each calendar year during the full term of this lease, Landlord shall present to Tenant prior to the beginning of said calendar year (or for the calendar year in which the lease term commences, on the Commencement Date) a statement of Tenant's Forecast Additional Rental.

(b) As used herein, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental (defined below) for the coming calendar year (or, in the calendar year in which the lease term commences, for such calendar year).

(c) "Tenant's Additional Rental," as that term is used herein, shall be computed on a calendar year basis and shall mean the sum of Tenant's Percentage Share (defined below) of Operating Expenses (defined below), to the extent such sum exceeds Tenant's Percentage Share of Operating Expenses during the "Base Year" There is established under this lease a "Base Year," which for these purposes is the calendar year 1998. As used herein, "Tenant's Percentage Share" shall mean a fraction, the numerator of which is the total number of square feet of Net Rentable Area within the Leased Premises and the denominator of which is the total square footage of all Net Rentable Area in the Building. For the purposes of this lease, the "Tenant's Percentage Share" shall be 25% provided, however, that in the event that the amount of space leased by Tenant shall increase or decrease subsequent to the beginning date of the term of this lease, whether pursuant to an option to expand or otherwise, Tenant's Proportionate Share shall be appropriately adjusted by Landlord.

(d) No later than one hundred twenty (120) days after the end of the calendar year in which the Commencement Date occurs and of each calendar year thereafter during the term of this lease Landlord shall provide Tenant a statement comparing the Base Year's Operating Expenses and Operating Expenses for each such calendar year and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event that Tenant's Forecast Additional Rental actually paid by Tenant exceeds Tenant's Additional Rental for said calendar year, Landlord shall pay Tenant (in the form of a credit against rentals next due or, upon expiration of this lease in the form of Landlord's check) an amount equal to such excess. In the event that Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant hereby agrees to pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference ("Tenant's Additional Rental Adjustment"). The provisions of this paragraph shall survive any expiration, termination or cancellation of this lease.

(e) Tenant, at Tenant's sole cost and expense, shall have the right to be exercised by written notice given to Landlord within ninety (90) days after receipt of aforesaid statement showing Operating Expenses for the preceding two (2) calendar years, to audit, at the place within Harris County, Texas where Landlord maintains its books and records, Landlord's books and records pertaining only to such Operating Expenses for such preceding two (2) calendar years, provided such audit (i) commences within thirty (30) days after Tenant's notice to Landlord and thereafter proceeds regularly and continuously to conclusion (ii) that Landlord or Landlord's employee is invited to be present at all times during the audit , (ii) such audit does not unreasonably interfere with the conduct of Landlord's business, and (iv) Tenant signs a nondisclosure agreement in favor of Landlord, acceptable to Landlord in all respects which acceptance shall not be unreasonably withheld), agreeing that information derived from such audit shall not be used directly or indirectly in connection with soliciting additional auditing business from other existing, previous or future tenants in the Building.

2.04   Operating Expenses.

(a) "Operating Expenses," for each calendar year, shall consist of all operating costs (defined below) for the Property.

(b) For the purposes of this lease, "Operating Costs" shall mean all (or where specified by Landlord as hereinafter permitted or required, an amortized portion of) expenses, costs and accruals (excluding therefrom, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building) of every kind and nature, computed on an accrual basis, incurred or accrued in connection with, or relating to, the ownership, maintenance, or operation of the Property during each calendar year, including, but not limited to, the following:

  (1)  Management fees of the building manager, if any;

  (2) wages and salaries, including taxes, insurance and benefits, of all on and off-site employees engaged in operations, maintenance or access control, as reasonably allocated by Landlord;

  (3) cost of all supplies, tools, equipment and materials to the extent used in operations and maintenance, as reasonably allocated by Landlord;

  (4) cost of all utilities including, but not limited to, the cost of electricity, the cost of water and the cost of power for heating, lighting, air conditioning and ventilating;

  (5) cost of all maintenance and service agreements and the equipment therein, including, but not limited to, access control service, parking lot operations, window cleaning, elevator maintenance, janitorial service and landscaping maintenance;

  (6) cost of repairs and general maintenance (excluding repairs, alterations and general maintenance paid by proceeds of insurance), or if and to the extent Landlord so elects in order to reduce the amount of Operating Expenses paid by tenants of the Property in any given year or years, Landlord may at its option amortize such cost based upon any amortization schedule chosen by Landlord in its sole and absolute discretion, in which event the amortized portion of such repair and maintenance costs (whether such costs were incurred in the same year or in any prior year) shall be included as an Operating Cost in each year of the amortization schedule as selected by Landlord;

  (7) amortization of the cost (together with reasonable financing charges and installation costs), based upon any amortization schedule selected by Landlord in its reasonable discretion, of any system, apparatus, device, or equipment which is installed for the principal purpose of (i) reducing Operating Expenses, (ii) promoting safety or (iii) complying with governmental requirements which become effective after the Commencement Date, in each case whether such costs were incurred in the same year or in any prior year;

  (8) the cost of all insurance, including, but not limited to, the cost of casualty, flood, rental abatement and liability insurance, and insurance on Landlord's personal property, plus the cost of all deductible payments made by Landlord in connection therewith;

  (9)  the cost of reasonable legal and accounting fees;

  (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Property and said common areas or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Property and said common areas or their operation, excluding, however, taxes and assessments attributable to the personal property of other tenants, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Property; provided, however, that if at any time during the term of this lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Property or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Property, shall be deemed to be included within the operating costs. Consultation, legal fees and costs resulting from any challenge of tax assessments as reasonably allocated by Landlord shall also be included in operating costs. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises to the extent that the same exceed Building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Property to give effect to this sentence). In the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the operating costs for such year.

  (11) Notwithstanding any language contained herein to the contrary, Operating Expenses shall not include (i) any expense that is reimbursable to Landlord from a tenant or other party, (ii) any expense that would be allocable to Landlord as a tenant of the space in the Property (except the Leased Premises) if Landlord were the "Tenant" under a lease like this lease, (iii) any legal or accounting expense incurred with respect to negotiations, litigation or alternative dispute resolution proceedings between Landlord and Tenant to resolve disagreements, if any, (iv) expenditures classified as capital expenditures for Federal income tax purposes (except as set forth in Section 2.04(b) (10), (v) any leasing commission, and any non-cash expense (including depreciation), legal, accounting or other expense related to leasing activities, (vi) debt service on any indebtedness secured by the Property (except debt service on indebtedness to purchase or pay for items specified as permissible Basic Operating Costs under Section 2.04(b)(1) through (10) above), (vii) any portion of any expense in excess of what is commercially reasonable at the time and place incurred, (viii) any expense incurred directly or indirectly in installing tenant improvements for any tenant space or "Landlord Space"and (ix) any portion of any expense that is not reasonably allocable to the maintenance or operation of the Property.

(c) Notwithstanding any language contained herein to the contrary, Tenant hereby agrees that, during any calendar year in which the entire
       Building is not provided with Building Standard Services (as defined in Section 3.01 below) or is not completely occupied, landlord shall compute all Variable Operating Costs (defined below) for such calendar year as though the entire Building was provided with Building Standard Services and was 95% occupied. For purposes of this lease the term "Variable Operating Costs" shall mean any operating cost that is variable with the level of occupancy of the Building (e.g. tenant utilities and tenant cleaning services). In the event that Landlord excludes from "operating costs" any specific costs billed to or otherwise incurred or the particular benefit of specific tenants of the Building, Landlord shall have the right to increase "operating costs" by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred.

(d) In respect to any provisions of this lease, in any instance in which Landlord will use and occupy any portion of the space in the Building ("Landlord space"), such space shall be deemed to be leased to Landlord as though Landlord is a tenant. As such, Landlord shall be obligated to observe the Rules and Regulations applicable to the Tenant, to bear expenses and costs and other repair and maintenance responsibilities attributable to Landlord's space as Landlord's sole and separate expense, cost, repair or maintenance responsibility, in like manner and to the extent that the lease imposes same on Tenant. Landlord's space shall be taken into account in computing the allocating Operating Costs.

                                     III

3.01   Services.

So long as Tenant is not in default hereunder, Landlord shall furnish the following services to the Leased Premises during the term of this lease ("Building Standard Services"):

(a) Hot and cold domestic water and common use rest rooms, toilets and lunchroom at locations provided for general use and as reasonably deemed by Landlord for the comfortable use and occupancy of the Building.

(b) Subject to curtailment as required by governmental laws, rules or mandatory regulations, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord for the comfortable use and occupancy of the Building, and on such dates and at such times as are more particularly described on Exhibit D attached hereto and incorporated herein.

(c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord for the comfortable use and occupancy of the Building.

(d) Janitor service shall be provided five (5) days per week, exclusive of holidays, in a manner that Landlord reasonably deems to be consistent with that provided in buildings similarly situated to the Building; provided, however, if Tenant's floor coverings or other improvements are other than Building Standard, Tenant shall pay one hundred and fifteen percent (115%) of the actual additional cleaning cost, if any, attributable thereto.

(e) Access control services for the Property comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated multi-tenant office buildings in suburban Houston, Texas; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees, guests, invitees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Leased Premises or the Property, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

(f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of similar low voltage electrical connected load (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed one (1.00) watt per square foot of Usable Area; and (ii) lighting and equipment of high voltage electrical connected load (277/480 volts), provided that the total rated electrical design load for said lighting and equipment of high electrical voltage shall not exceed three and five tenths (3.50) watts per square foot of Usable Area (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load".) Tenant shall be allocated Tenant's pro rata share of the circuits provided on the floor(s) Tenant occupies ("Building Standard Circuits").

  Should Tenant's total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard Circuits, Landlord may elect, at its option, (and at Tenant's expense) to install one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated feeders and equipment, based on a maximum of two (2) such additional panels per floor for all tenants on the floor (which additional panels, feeders and equipment shall be hereinafter referred to as the "Additional Electrical Equipment"). If the additional electrical equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard rated electrical design load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the additional electrical equipment.

  The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

  If any of Tenant's electrical equipment requires conditioned air in excess of air conditioning in the amounts, times and specifications normally provided by Landlord in accordance with this Section 3.01(f), the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

  If Tenant requires that certain areas within Tenant's demised premises must operate in excess of the normal Building Operating Hours (as defined in Exhibit D attached hereto), the electrical service to such areas shall be separately circuited and metered such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

(g) All building standard fluorescent bulb replacement and all incandescent bulb replacement previously existing in General Common Areas.

(h) Non-exclusive passenger elevator service to the Leased Premises twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (as defined in Exhibit E) (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice by Tenant to Landlord.

To the extent the services described in subsection 3.01 (a), (b), (c), (f) and (h) above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its good faith, reasonable efforts to cause the applicable public utilities to furnish the same. Upon receipt of written notice of any failure by Landlord to furnish the services described in this Section 3.01, Landlord shall commence restoration of such services within seven (7) business days after such notice and pursue the restoration of such services with due diligence to completion. If any such condition prevents Tenant from making normal use of the Leased Premises, then Tenant shall be relieved of all of its obligations under this lease (including the obligation to pay Rent) from the date such condition commenced until normal use of the Leased Premises is restored, and if such condition continues for more than twenty-five (25) consecutive days, then Tenant may terminate this lease by providing written notice to Landlord and Tenant shall have no further liability under this lease; provided, however, that if Landlord is using commercially reasonable diligence in restoring such services and such services cannot with the exercise of such diligence be restored within twenty-five (25) days, or if such restoration is beyond the control of Landlord, then Tenant shall not be entitled to terminate this lease.

3.02   Keys and Locks.

Landlord shall furnish Tenant with an appropriate number of keys for the exterior door to the Building. Tenant acknowledges that Tenant currently has keys to the Building Standard lockset on code required doors entering the Leased Premises from public areas. Additional keys to the exterior door to the Building will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicate keys, provided that Tenant shall provide Landlord with copies of all such keys in Tenant's possession upon the execution of this lease. Upon termination of this lease, Tenant shall surrender to Landlord all keys to any locks or doors entering or within the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises. Tenant has previously installed a "doorbell" signal device at the exterior of the main entrance door (to allow a signal to its offices "after hours") and an intercom at the exterior of the rear door (for purpose of receiving deliveries) connected to its reception station, and such equipment shall be permitted to remain in place and shall be maintained by Tenant at Tenant's sole cost.

3.03   Graphics, Building Directory Board and Name

Landlord shall provide and install all graphics, letters, and numerals at the entrance to the Leased Premises and one (1) identification strip(s) containing a listing of Tenant's name and such other information as Tenant shall reasonably require on the Building directory board to be placed in the main lobby of the Building. All such letters and numerals shall be in the Building Standard graphics. Tenant agrees that Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. Except as provided herein, no signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or may be visible from outside, the Leased Premises, unless approved in writing by Landlord.

Notwithstanding any language to the contrary herein contained and subject to existing or future applicable signage ordinances, the parties acknowledge that Tenant's name appears on a "monument" type sign between the Building and Richmond Avenue, and on a sign next to the entrance to the parking area from Rogerdale Road. The latter sign will be allowed to stay in place and no obstruction within Landlord's reasonable control will be allowed to block its view as the same exists immediately prior to the Commencement Date. Landlord may install other names on the monument sign in which case Tenant's name on the monument sign shall not be smaller (in terms of size of the graphics) than any other such name, and such other name(s) shall be similarly displayed on the monument; but if a new monument sign (or comparable sign) is installed in place of the existing monument, such other name(s) and Tenant's name shall be installed on the new monument sign, in which case such other name(s) may be larger than Tenant's name provided that Tenant's name is not smaller than it is on the monument sign immediately prior to the Commencement Date.

3.04   Parking.

(a) Landlord agrees to provide to Tenant for the term forty eight (48) parking spaces (eleven [11] of which shall be assigned covered spaces and thirty seven [37] of which shall be uncovered spaces) for the parking of automobiles in spaces and locations from time to time designated by Landlord in the Parking Facilities.

  Notwithstanding any contrary provisions hereof, the rights of Tenant hereunder shall terminate or expire simultaneously with the termination, cancellation or expiration of this lease. Tenant shall provide to Landlord such information and documentation evidencing the number of Tenant's full-time employees located within the Leased Premises as Landlord shall reasonably request, from time to time.

(b) In the event the aforesaid assigned covered parking spaces are not available to Tenant due to causes beyond the control of Landlord during any portion of the term of this lease, then Landlord shall make available to Tenant sufficient unassigned spaces (not to exceed the total number of parking spaces set forth above) to meet Tenant's needs until a replacement number of covered parking spaces can be made available to Tenant. Landlord shall use its good faith efforts to insure that the parking spaces called for in this lease are available to Tenant throughout the term of this lease.

(c) Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Parking Facilities, and Tenant agrees to abide by such rules and regulations. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenant's use of any such parking spaces or the use thereof by Tenant's personnel, agents, employees, contractors, guests or invitees.

(d) Notwithstanding any language to the contrary herein contained, the parking spaces designated for Tenant (at no charge) shall be as follows:

  Said eleven (11) covered spaces shall be assigned to and reserved for use exclusively by Tenant and the fact that they are reserved parking spaces shall be indicated by appropriate signage. Said covered spaces shall be the five (5) spaces on the first row (most northerly row) and the six (6) spaces on the next row located therein as indicated on Exhibit C attached hereto. (However, Landlord shall have no duty to monitor or enforce whether or not the assigned covered parking spaces are used by unauthorized parties.) Regarding the aforesaid thirty-seven (37) uncovered spaces, initially parking will be permitted in any available (non-covered) parking spaces within the Parking Facilities (i.e., the existing area under concrete heretofore established as a parking facility for the Building) but at any time either Landlord or Tenant has the option to require (as herein provided) that a section of said Parking Facilities be designated as parking spaces dedicated to and reserved exclusively for Tenant and will be stripped, labeled and maintained appropriately by Landlord at Landlord's expense, such section containing said thirty-seven (37) spaces, available for Tenant's employees, invitees and visitors. Such section shall be located in the southeast portion of the existing Parking Facilities. Such section shall be designated and prepared as above stated within thirty (30) days following the exercise of such option, which shall be exercised by giving of a written notice requesting the establishment of the dedicated parking section as aforesaid.

                                      IV

4.01   Care of Leased Premises.

Tenant shall not commit or allow to be committed by Tenant's employees, agents, visitors invitees or contractors, any waste or damage to any portion of the Leased Premises, or the Property. Upon the expiration or any earlier termination of this lease, Tenant shall surrender the Leased Premises to Landlord in as good condition as existed on the date of possession by Tenant, ordinary wear and tear excepted. Upon such expiration or termination of this lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises immediately.

4.02   Entry for Repairs and Inspection.

Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Leased Premises during reasonable hours to inspect or clean the same, make repairs, alterations or additions thereto, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to prospective tenants or purchasers and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord shall use its reasonable efforts not to interfere materially with the operation of Tenant's business during any such entry. Any waste or damage to any portion of the Leased Premises committed by Landlord its contractors, agents or representatives, or allowed to be committed by Landlord shall be promptly repaired by Landlord at Landlord's sole expense.

4.03   Nuisance.

Tenant shall conduct its business and control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its use, enjoyment or operation of the Property. Landlord shall conduct its business and control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb Tenant or any other tenant in its use, enjoyment or operation of the Property, and shall use reasonable efforts to require the same standard of conduct from other tenants in the Building.

4.04   Laws and Regulations; Rules of Building.

Tenant shall comply with, and Tenant shall cause its employees, contractors and agents to comply with, and shall use its best efforts to cause its visitors and invitees to comply with, all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the use, condition or occupancy of the Leased Premises, and with the rules of the building reasonably adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and Building and for the preservation of good order therein. The initial rules of the Building are attached hereto and incorporated herein as Exhibit F. Landlord shall employ its good faith efforts to enforce such rules in a consistent and even-handed manner as to all tenants of the Building and Landlord, in respect to any "Landlord Space," shall observe such rules.

4.05   Legal Use and Violations of Insurance Coverage; Hazardous
Materials.

(a) Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is, directly or indirectly, forbidden by law, ordinance, or governmental or municipal regulation or order, or which may be dangerous to life, limb or property, or permit the maintenance of any public or private nuisance, or do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Building, or permit anything to be done which would in any way increase the rate of fire, liability, or any other insurance coverage on the Property or its contents.

(b) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C., Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials due to the acts or omissions of Tenant or any of its agents or employees, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Property. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Property. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release or storage of hazardous materials in the Leased Premises occurring while Tenant is in possession, or elsewhere in or about the Property if caused by Tenant or persons acting under Tenant. These covenants shall survive the expiration or earlier termination of the term.

(c) Landlord agrees, regarding any "Landlord Space," to observe and comply with the same constraints and requirements that are set forth above as applicable to Tenant, and to use reasonable efforts to cause other tenants to observe and comply with the same constraints and requirements.

                                       V

5.01   Leasehold Improvements.

(a) Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without first obtaining the written consent of Landlord. Tenant shall deliver to Landlord a copy of the "as built" plans and specifications for all alterations or physical additions so made in or to the Leased Premises. Tenant further specifically agrees that no food, soft drink or other vending machine will be installed within the Leased Premises without the written consent of Landlord except for such machines as are in place on the Commencement Date.

(b) All alterations, physical additions, or improvements in or affixed to the Leased Premises (including fixtures) shall become the property of Landlord upon the expiration or any earlier termination of this lease; provided, however, that this subsection shall not apply to Tenant's trade fixtures, or movable equipment or furniture.

(c) Tenant shall indemnify, defend and hold Landlord harmless from and against all costs (including reasonable attorney's fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including, but not limited to, any mechanics' or materialmen's liens asserted in connection therewith, which indemnification obligations shall survive any termination or cancellation of this lease.

(d) Should any mechanic's or other liens be filed against any portion of the Property by reason of Tenant's acts or omissions or because of a claim arising by, through or under Tenant, Tenant shall cause the same to be cancelled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, Landlord may, at its sole option, cancel or discharge the same and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens.

5.02   Repairs by Landlord.

All repairs, alterations or additions that affect the Property's structural components or the Property's mechanical, electrical and plumbing systems, excluding Tenant's personal property, fixtures and appliances, shall be made solely by Landlord or its contractor. In the event of any damage to such components or systems caused by the act or omission of Tenant or Tenant's agents, contractors, or employees, the cost of repair or restoration of such damage shall be paid for solely by Tenant in an amount equal to Landlord's costs plus fifteen percent (15%) for administrative cost recovery. Landlord shall make such repairs to Building Standard improvements as may be deemed necessary by Landlord for normal maintenance operations and Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Leased Premises; provided, however, Landlord shall, at Tenant's expense, make such improvements to, or repairs of, the Leased Premises as Tenant shall request in writing, at a cost equal to the costs incurred by Landlord in such maintenance or such repairs, plus an additional charge of fifteen percent (15%) for administrative cost recovery.

5.03   Repairs by Tenant.

Subject to Section 5.02, Tenant shall at its own cost and expense, keep the Leased Premises and all leasehold improvements in a condition similar to the condition as of the Commencement Date, normal wear and tear excepted.


                                      VI

6.01   Condemnation.

If the Leased Premises, Building, Property or any part thereof shall be taken or condemned for any public purpose (or conveyed in lieu of in settlement thereof) to such an extent as to render the remainder of the Building, Property or Leased Premises not reasonably suitable for occupancy, this lease shall, at the option of either party, forthwith cease and terminate, and all proceeds from any taking or condemnation of the Building, Property or the Leased Premises, as the case may be, shall belong to and be paid to Landlord. If a party elects to terminate this lease as aforesaid, such election shall be by giving written notice to the other party within thirty (30) days following the date such taking or condemnation becomes definitely and finally fixed by the legal or other proceedings that establish the right to take or condemn, or at least ninety (90) days prior to the date targeted by such taking or condemnation as the date on which the taking condemnation will impact the Property, whichever date is later. If this Lease is not so terminated, then Landlord shall repair any damage resulting from such taking, to the extent, in the manner, and following the procedure provided in Section 6.03 hereof as though such damage were "Damaged Property" as defined therein and Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental shall be abated to the extent the Leased Premises, Building or Property are rendered untenantable during the period or repair, and thereafter be adjusted on an equitable basis considering the areas of the Leased Premises, Building or Property taken and remaining.

6.02   Damages from Certain Causes.

Landlord shall not be liable or responsible to Tenant or any of its employees, guests, invitees or agents for any loss or damage to any property or injury to any person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, trespasser, other tenants in the Building, war, requisition or order of governmental body or authority, court order or injunction, or any such cause beyond Landlord's reasonable control.

6.03   Casualty Clause.

(a) In the event any portion of the Leased Premises, the Building or any portion of the General Common Areas is damaged by fire or other casualty, earthquake, flood or by any other cause of any kind or nature (hereinafter collectively referred to as the "Damaged Property," Landlord shall obtain within five (5) days from the date of such casualty from an architect an opinion stating a best estimate of the length of time that will be reasonably required for the Damaged Property to be repaired, which opinion shall be provided by the architect to both Landlord and Tenant as hereinafter provided. If the Damaged Property can, in the opinion of Landlord's architect, be repaired within ninety
       (90) calendar days from the date of Landlord's architect's opinion, then, the lease shall not be terminated and Landlord shall proceed to rebuild or restore the damaged property to Building Standard condition, subject to subsection (d) hereof.

(b) In the event the damaged property cannot, in the opinion of Landlord's architect, be repaired within ninety (90) days from the date of notice of Landlord's architect's opinion, Landlord and Tenant shall each have the option to terminate this lease to be exercised by giving written notice to the other party of such termination within twenty (20) days from the date on which Tenant receives a copy of the architect's opinion. If such option is not exercised by either party within the allowed time, Landlord shall proceed with commercially reasonable diligence to rebuild or restore the Damaged Property to Building Standard condition, subject to subsection (d) hereof.

(c) Notwithstanding any language herein to the contrary, if at the time of any such damage, less than one (1) year remains in the term of this lease, exclusive of any renewal options, then Landlord, at Landlord's sole option, shall have the right to terminate this lease.

(d) Notwithstanding any language contained herein to the contrary, in the event this lease is not terminated as provided hereunder, (i) if the damaged property is all or any portion of the Leased Premises, Landlord shall be obligated to rebuild or restore the damaged property substantially to the condition which existed immediately prior to such damage, and (ii) Tenant shall be entitled to a pro rata abatement of Base Rental, Tenant's Forecast Additional Rental, and Tenant's Additional Rental during the period of time the Leased Premises, or any portion thereof, are untenable due to such damage. Landlord's architect's opinion shall be given to both Landlord and Tenant in accordance with Section 9.01 within thirty (30) days from the date of any such damage. In the event of any termination of this lease under this Section 6.03, this lease shall cease and terminate as if the date of such damage was the expiration date of the term of this lease. Notwithstanding any contrary language in this Section 6.03, if the Leased Premises, the Property, or any portion thereof shall be damaged through any act of negligence or willful misconduct of Tenant, its agents or employees, such Damage shall be repaired by Landlord at the sole expense of Tenant and rent shall continue hereunder unabated.

6.04   Casualty Insurance.

Landlord shall maintain standard fire and extended coverage insurance on the Property and on all Building Standard improvements. Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Landlord and payments for losses thereunder shall be made solely to Landlord, subject to rights of Landlord's mortgagee. Tenant shall maintain at its expense standard fire and extended coverage insurance on all its personal property, including removable trade fixtures, located in the Leased Premises and all other additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord above. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations within, or contents of, the Leased Premises or because the improvements to the Leased Premises are in excess of Building Standard improvements, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Property to give effect to this sentence). Upon the request of Landlord, a duly executed certificate of insurance, reflecting Tenant's maintenance of the insurance required under this Section 6.04 and Section 6.05, shall be delivered to Landlord.

6.05   Liability Insurance.

Landlord and Tenant shall each maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due date, issued by and binding upon a solvent insurance company authorized to transact business in Texas. Such insurance shall afford minimum protection (which may be affected by primary and/or excess coverage) of not less than $1,000,000.00 combined single limit for bodily injury or property damage in any one occurrence and not less than $2,000,000.00 aggregate for all occurrences; provided, however, Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to time so long as Landlord maintains similar limits of coverage.

6.06   Hold Harmless.

Tenant and Landlord will indemnify the other party, as the case may be, and hold harmless the other party, as the case may be, from and against (i) all fines, suits, claims, demand, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof and (ii) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against either party on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part, by an act, omission, negligence or misconduct on the part of either party, as the case may be, or any of their respective agents, servants, employees, contractors, patrons, guests, licensees or invitees or of any other person entering upon the Property under or with the express or implied invitation or permission of either party, as the case may be, or when any such injury or damage is the result, proximately or remotely, of the violation by the other party as the case may be, or any of their respective agents, servants, employees, contractors, patrons, guests, licensees or invitees of any law, ordinance or governmental order of any kind or of any of the Building Rules and Regulations described in Exhibit E included in this lease (as such Rules and Regulations may hereinafter at any time or from time to time be amended supplemented), or when any such injury or damage may in any other way arise from or out of the occupancy or use by the other party, as the case may be, their respective agents, servants, employees, contractors, patrons, guests, licensees or invitees of the Property. Notwithstanding anything to the contrary contained herein, in no event shall the liability of Landlord or Tenant under this Section 6.06 exceed the amount of insurance Landlord and Tenant are required to maintain pursuant to Section 6.05 above.

6.07   Waiver of Subrogation Rights.

Anything in this lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents servants, partners, shareholders, officers or employees, for any loss or damage that may occur to the Leased Premises, the Property or any improvements thereto or thereon, or any personal property of such party therein or thereon, by reason of fire, the elements, or any other cause which is insured against under the terms of the standard fire and extended coverage insurance policies referred to in
Section 6.04 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders servants or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

                                      VII

7.01   Default and Remedies.

(a) The occurrence of any of the following shall constitute events of default:

  (1)  Base Rental, Tenant's Forecast Additional Rental, Tenant's
       Additional Rental Adjustment, or any other sum of money payable under this lease is not paid when due; or

  (2) Tenant materially breaches or fails to comply with any term, provision, condition, or covenant of this lease, other than as described in Section 7 01(a)(1), or with any of the Rules and Regulations now or any reasonable Rule or Regulation hereafter established to govern the operation of the Building or Property; or

  (3) Tenant's interest in the lease or the Leased Premises shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within thirty (30) days of notice to Tenant entry thereof; or

  (4) Tenant shall file a petition under any section or chapter of the Bankruptcy Code or under any similar law or statute of the United State or any State thereof or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof; or

  (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant of the Leased Premises or any of Tenant's property located thereon any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within thirty (30) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

(b) Upon the occurrence of any event of default and (i) if the event of default described in Section 7.01(a)(1) is not cured within five (5) days after written notice from Landlord of such default, or (ii) the event of default described in Sections 7.01(a)(2) is not cured within thirty (30) days after written notice from Landlord of such default, or
       (iii) the event of default described in Sections 7.01(a)(3), (4) and
       (5) is not cured immediately, Landlord shall have the option to do and perform any one or more of the following in addition to and not to limitation of, any other remedy or right permitted it by law or in equity or by this lease:

  (1) Terminate this lease by giving thirty (30) days advance written notice thereof to Tenant in which event Tenant shall immediately surrender the Leased Premises to Landlord and if Tenant fails to do so Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Base Rent, Tenant's Forecast Additional Rental, and Tenant's Additional Rental Adjustment, (hereinafter collectively referred to as "Rent") enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor; or

  (2) Without terminating this lease, enter upon and take possession of the Leased Premises and expel or remove Tenant or any other person who may be occupying the Leased Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor, without terminating this lease; or

  (3) Without terminating this lease, enter upon the Leased Premises by force if necessary without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action unless caused by the negligence or willful misconduct of Landlord.

  (4) If Landlord repossesses the Leased Premises without terminating the Lease, then Tenant shall pay to Landlord all Rent and other indebtedness accrued to the date of such repossession, plus Rent and other sums required to be paid by Tenant as the same becomes due during the remainder of the term, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided below); re-entry by Landlord will not affect the obligations of Tenant for the unexpired Term. In such event, Landlord shall proceed promptly to use commercially reasonable efforts to mitigate Tenant's damages by reletting the whole or any part of the Leased Premises. Expenses of such reletting, as well as costs of tenant improvements relating to same, shall be evenly amortized over the duration of the new lease and Tenant's liability shall be limited to the prorata portion thereof corresponding to the remainder of the Term of this lease. Landlord's duty to relet the Leased Premises as stated herein shall not apply if the remainder of the Term of this lease is less then three (3) months, and in such event Tenant shall be liable only for the Rent applicable to such remaining period of the Term of this lease. Actions to collect any amounts due by Tenant may be brought on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term.

  (5) If Landlord repossesses the Leased Premises without terminating the Lease, to the extent the same were not paid or deducted, as appropriate, under Section 7.01(b)(4), Tenant shall also pay to Landlord; (i) broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; (ii) the costs of removing and storing Tenant's or any other occupant's property; (iii) and the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into "building standard" condition; and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorney's fees and court costs. For purposes of this sub-section 7.01(b)(5), "building standard" shall mean the quality and type of tenant improvements that are customarily provided by a landlord at the landlord's expense to a new tenant at the initial stage of a lease.

  (6) If the Landlord repossesses the Leased Premises and terminates the lease, then such termination shall be in lieu of Landlord's remedy set forth in Section 7.01(b)(4) and (5) above, and no further Rent shall accrue or be due from the date of such repossession, and Landlord shall be entitled to use and occupy the Leased Premises for its own purposes or to relet the Leased Premises.

  (7) Except as otherwise provided in this Lease, no repossession of or re-entering on the Leased Premises or any part thereof and no reletting of the Leased Premises or any part thereto shall relieve Tenant of its liabilities and obligations hereunder, all of which survive such repossession or re-entering.

  (8) If the Landlord repossesses the Leased Premise, Landlord shall have the right and option to change the locks and other security devices within or about the Leased Premises without notice to Tenant. Landlord shall have no obligation to provide Tenant access to the Leased Premises subsequent thereto or provide Tenant keys therefor; provided, however, Landlord shall, upon reasonable notification, retrieve from the Leased Premises personal affects of Tenant's employees and Tenant's personal property which are not subject to Landlord's lien.

  (9) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy (except as stated in subsection (b)(6)), and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies provided in this lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this lease, or to any other remedy allowed to Landlord at law or in equity.

  (10) No provision of this lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by Landlord or Tenant as the case may be, nor shall any custom or practice arising between the parties in the administration of the terms of this lease be construed to waive or lessen Landlord's or Tenant's right to insist upon strict performance of the terms of this lease.

7.02   Lien for Rent.

Tenant hereby grants to Landlord a security interest in and to all of Tenant's personal property now or hereafter located within the Leased Premises (such contractual security interest being in addition to and cumulative of any other lien granted Landlord by statute or otherwise), and upon repossession of the Leased Premises by Landlord as herein provided, Landlord may, in addition to any other remedies provided herein, take possession of any and all such goods, wares, equipment, fixtures, furniture, improvements and other personal property owned by Tenant and situated on the Leased Premises, without liability for trespass or conversion (and Tenant hereby waives any right to notice or hearing prior to such taking of possession by Landlord), foreclose the security interest hereby granted and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this lease at least fifteen (15) days before the date of sale. Any sale made pursuant to the provision of this Section 7.02 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Leased Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county where the Property is located for five (5) consecutive days prior to the date of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys fees and other expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 7.02. Landlord shall have all of the rights of a secured party under the Texas Business and Commerce Code, as the same may be amended from time to time. Any surplus shall be paid to Tenant or as otherwise required by law within sixty (60) days after the completion of such sale; and Tenant shall pay any deficiency forthwith.

7.03   Late Payments.

Tenant shall pay as a late charge in the event any installation of Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental Adjustment or any other charge owed by Tenant hereunder is not paid when due, an amount equal to five percent (5%) of the amount due (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity.

7.04   Attorney's Fees.

In the event Landlord or Tenant reasonably incurs any legal, accounting or other expense for the purpose of enforcing or defending its rights under this lease, then the non-prevailing party shall reimburse the other party the amount of such legal, accounting or other expense to the extent that the same are reasonable and attributable solely to such enforcement or defense activities.

7.05   No Waiver of Rights.

No failure or delay of Landlord or Tenant to exercise any right or power given it herein or to insist upon strict compliance by Tenant of any obligation imposed on either of them herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or Tenant or any right either of them has herein to demand strict compliance with the terms hereof. No waiver of any right of Landlord or Tenant or any default by Landlord or Tenant on one occasion shall operate as a waiver of any of the other party's other rights or of any subsequent default by Landlord or Tenant. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver. No person has or shall have any authority to waive any provision of this lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord or Tenant.

7.06   Holding Over.

In the event of holding over by Tenant after expiration or termination of this lease without the written consent of Landlord, Tenant shall pay as liquidated damages, solely for such holding over, one hundred and fifty percent (150%) of the rent (including, without limitation, all Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental Adjustment) as would have been payable if this lease had not so terminated or expired for the entire hold over period. No holding over by Tenant after the term of this lease shall be construed to extend this lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord shall have leased all or part of the Leased Premises effective upon the termination of this lease. Any holding over with the express written consent of Landlord shall therefore constitute this lease to be a lease from month to month at a Base Rental, Tenant's Forecast Additional Rental, and all other sums required to be paid by Tenant prior to the expiration or termination of this lease as may be reasonably determined by Landlord.

7.07   Subordination.

Tenant agrees that the rights of Tenant under this lease are subject and subordinate to, and upon the request of Landlord made in writing, Tenant will confirm the subordination of this lease to, each ground or land lease now or hereafter covering all or any part of the Land and to each mortgage or deed to secure debt which may now or hereafter encumber the Property and/or the Land, as well as to all renewals, modifications, consolidation, replacements and extensions thereof in a written form reasonably acceptable to the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt; provided, however, that the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt shall, so long as Tenant shall not be in default under this lease, not disturb Tenant in its possession of the Leased Premises or terminate Tenant's rights hereunder. Tenant expressly recognizes and agrees that the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt or any of their successors or assigns or any other holder of such instrument may sell the Property or the Land in the manner provided for by law in such instrument; and further, such sale may be made subject to this lease. In the event of the enforcement by the lessor under any such ground or land lease or the grantee under any such mortgage or deed to secure debt of the remedies provided for by law or by such land or ground lease, mortgage or deed to secure debt, Tenant will, upon request of any person or party succeeding to the interest of said lessor or grantee, as a result of such enforcement, automatically become Tenant of such successor in interest without change in the terms or provisions of this lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this lease, or (ii) any amendment or modification of this lease made without the written consent of such lessor or grantee or such successor in interest if such lessor, grantee or successor in interest had previously notified Tenant in writing of its interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for in a form reasonably acceptable to such successor in interest. Notwithstanding anything contained in this lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to any lessor under any such land or ground lease and any holder(s) of any mortgage or deed to secure debt who has heretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (ii) said lessor and holder(s) fail to undertake action to cure said default within thirty (30) days from the giving of such notice by Tenant. The provisions of Section 9.01 shall govern the manner and effective date of any notice to be given by Tenant to any such parties.

7.08   Estoppel Certificate or Three-Party Agreement.

At the request of Landlord, Tenant will execute, from time to time, an estoppel certificate certifying to such facts (if true) as Landlord may reasonably require. In the event Tenant fails to execute and deliver the same within five (5) business days after request therefor, Landlord shall have the right (and Tenant hereby empowers Landlord) to execute and deliver such certificate for and on behalf of and as the binding act of Tenant.

                                     VIII

8.01   Sublease or Assignment by Tenant.

(a) Tenant shall not, without Landlord's prior written consent (which consent shall not be unreasonably withheld), (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant's interest hereunder; (iii) sublet the Leased Premises or any part thereof; or
       (iv) permit the use or occupancy of the Leased Premises or any part thereof by any one other than Tenant. Any attempt to consummate any of the foregoing without Landlord's consent shall be of no force or effect.

(b) Notwithstanding anything herein to the contrary, if at any time or from time to time during the term of this lease Tenant desires to sublet all or any portion of the Leased Premises or assign all or any portion of Tenant's interest in this lease, Tenant shall notify Landlord in writing (hereinafter referred to in this Section 8.01 as the "Notice") of the terms of the proposed subletting or assignment, the identity of the proposed sublessee or assignee, the area proposed to be sublet or covered by the assignment (hereinafter referred to as "Sublet Space"), and such other information as Landlord may reasonably request to evaluate Tenant's request to sublet or assign. Landlord shall then have the option to approve or disapprove the proposed sublease or assignment subject only to the final review for approval as provided in subsection (c) hereof. Landlord's option to approve or disapprove the proposed sublease or assignment subject to final review, as the case may be, shall be exercisable by Landlord in writing within a period of thirty (30) calendar days after receipt of the Notice and such other information as Landlord may reasonably request to evaluate Tenant's request to sublet or assign, and any failure by Landlord to exercise such option within said thirty (30) day period shall be deemed to constitute Landlord's approval of such proposed sublease or assignment.

(c) If Landlord elects or is deemed to have elected to approve the proposed sublease or assignment subject to Landlord's review, within twenty (20) calendar days after receipt of Landlord's notice of election (or the expiration of said thirty (30) day period if no such election is made), a copy of the proposed sublease or assignment agreement will be delivered to Landlord, and such sublease or assignment agreement must provide for the assumption of all Tenant's obligations under this lease.

(d) If Landlord approves in writing the proposed sublease or assignment (or such approval is deemed approved as a result of the expiration of the aforesaid thirty [30] day period) and the terms of the proposed sublease or assignment, but a fully executed counterpart of such sublease or assignment is not delivered to Landlord within thirty (30) calendar days or such approval, then Landlord's approval of the proposed sublease or assignment shall be deemed null and void and Tenant shall again comply with all the conditions of this Section 8.01 as if the Notice and option hereinafter referred to had not been given, received or exercised. If Landlord fails to approve the form of sublease or assignment or the sublessee or assignee, Tenant shall have the right to submit amended forms or other sublessees or assignees to Landlord to review for approval.

(e) Notwithstanding the approval of any sublease or assignment as provided herein or any language contained in such lease sublease or assignment to the contrary, Tenant shall not be relieved of any of Tenant's obligations or covenants under this lease and Tenant shall remain fully liable hereunder.

(f) If, with the consent of Landlord, the Leased Premises or any part thereof is sublet or occupied by other than Tenant or this lease is assigned, Landlord may, after default by Tenant, collect rent from the subtenant, assignee or occupant, and apply the net amount collected to the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental Adjustment, and any other sums herein reserved. No such subletting, assignment, occupancy, or collection shall be deemed
       (i) a waiver or any of Tenant's covenants contained in this lease, (ii) a release of Tenant from further performance by Tenant of its covenants under this lease, or (iii) a waiver of any of Landlord's other rights hereunder.

8.02   Assignment by Landlord.

Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, in the Property, the Land and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Sections 8.03 and 8.04 hereof) no further liability or obligation shall thereafter accrue against Landlord hereunder; provided, however, that such transferee or assignee shall assume and be responsible for all of Landlord's obligations and liabilities under this lease.

8.03   Peaceful Enjoyment.

Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of Landlord's interest hereunder.

8.04   Force Majeure.

Landlord and Tenant (except with respect to the payment of Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental Adjustment, or any other monetary obligation under this lease), shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this lease when prevented from so doing by a cause or causes beyond Landlord's or Tenant's (as the case may be) control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be).

                                      IX

9.01   Notices.

Any notice or other communications required or permitted to be given under this lease must be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant stated below or if sent by certified or registered United States Mail, return receipt requested, to said addresses. Any notice mailed shall be deemed to have been given upon the earlier of (i) receipt or refusal thereof, or (ii) three days after depositing the same in the U.S. Mail as aforesaid. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery. Notice may also be given by facsimile transmission at the facsimile numbers shown below and shall be deemed to be delivered on the day of transmission if prior to 5 p.m. on a business day (or, if after 5 p.m. or on a non-business day, on the next succeeding business day). For notice purposes, a facsimile transmission shall be as effective as the original document used to effect the facsimile transmission. Either party shall have the right to change its address or facsimile number to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section 9.01. Additionally, Tenant agrees to send copies of all notices required or permitted to be given to Landlord and to each lessor under any ground or land lease covering all or part of the Land and each holder of a mortgage or deed to secure debt encumbering the Property and/or the Land that notifies Tenant in writing of its interest and the address to which notices are to be sent.

To Landlord:

Realtycorp International Group LC
2900 Wilcrest Drive
Suite 205
Houston, Texas 77042

Attention: Mr. Ayaz I. Nasser
President

Fax:  (713) 784-5307

To Tenant:

American Capitol Insurance Company
10555 Richmond
Suite 200
Houston, Texas 77042

Attention: Mr. William F. Guest

Fax:  (713) 953-7920

9.02   Miscellaneous.

(a) This lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. Where appropriate the pronouns of any gender shall include the other gender, and either the singular or the plural shall include the other.

(b) All rights and remedies of Landlord and Tenant under this lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This lease is declared to be a contract, and all of the terms hereof shall be construed according to the laws of the state of Texas. This lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this lease.

(c) If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board or Directors or partners) for the execution, delivery and performance of this lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this lease. Likewise, if Landlord is a corporation, partnership or other entity, Landlord warrants that all consent or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this lease.

(d) Wherever in this lease there is imposed upon Landlord the obligation to use best or reasonable efforts or due diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other burdens. Landlord shall have no obligation to use best or reasonable efforts or due diligence when the application of such standard of care to persons or circumstances is invalid or unenforceable under applicable law. Every provision of this lease shall be valid and shall be enforceable to only the extent permitted by law.

(e) The obligation of Tenant to pay all rent and other sums due from time to time hereunder constitutes an independent, unconditional covenant and is not dependant upon performance by Landlord of its obligations and agreements or covenants, express or implied, hereunder.

(f) If any term or provision of this lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this lease shall be valid and shall be enforceable to the extent permitted by law.

(g)    Time is of the essence in this lease agreement.

(h) Tenant agrees not to record any memorandum or other evidence of this lease in the Real Property Records of Harris County, Texas without Landlord's prior written consent.

(i) Landlord reserves and retains the right at anytime and from time to time to change the name by which the Building is designated. Upon sixty (60) days advance written notice by Tenant, Landlord shall change the name by which the Building is designated to a name that does not include the words "American Capitol' or confusingly similar words.

(j) This lease shall become effective only upon execution by all parties hereto and delivery thereof by each party to the other.

(k) All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligation of Landlord or Tenant hereunder) are performable exclusively in Harris County, Texas.

(I) There shall be no merger of this lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this lease or the leasehold estate hereby created or any interest in this lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

(m) Nothing contained herein shall be deemed or construed as creating any partnership or joint venture relationship between Landlord and Tenant, or any other relationship other than that of landlord and tenant.

9.03   Real Estate Broker.

Each party hereto warrants and represents to the other that no real estate broker and/or salesman has been involved in this lease and each party agrees to indemnify and hold the other harmless from and against any and all costs, expenses, attorney's fees and other liability for commissions or other compensation claimed by any other real estate broker and/or salesman claiming by, through or under the indemnifying party or its representatives.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused this lease to be executed as of the date first written above..


TENANT:

AMERICAN CAPITOL INSURANCE COMPANY

By:   /s/William F. Guest
     -----------------------------
     William F. Guest, Chairman


LANDLORD:

REALTYCORP INTERNATIONAL GROUP LC
By:    Zenith Real Estate Services, Inc.
  Agent for REALTYCORP INTERNATIONAL GROUP LC

  By: /s/Ayaz I. Nasser
      --------------------------
       Ayaz I. Nasser, President

Exhibit A  Property Description
Exhibit B  Leased Premises
Exhibit C  Covered Parking Spaces Assigned to Tenant
Exhibit D  Air Conditioning and Heating Services
Exhibit E  Building Rules and Regulations
Exhibit F  Option Space Amendment

                                   EXHIBIT A

  BEGINNING at a 5/8-inch iron rod with cap set for the northeast corner of said tract herein described and for the northeast corner of said Restricted Reserve "C" located at the north end of a cutback for the intersection of the south right-of-way line of Richmond Avenue (100 feet wide) and the west right-of-way of Rogersdale Road (60 fee wide);

  THENCE 47 degrees 44'51" East with said cutback, a distance of 14.14 feet to a 5/8 inch iron rod with cap set in the west right-of-way line of said Rogersdale Road for the most easterly northeast corner of said tract herein described;

  THENCE South 02 degrees 44' 51" East with the east line of said
Restricted Reserve "C" and the west right-of-way line of said Rogersdale Road, a distance of 402.10 feet to a point for the southeast corner of said tract herein described from which a found 5/8-inch iron rod bears East,

  THENCE South 87 degrees 17' 34" West, a distance of 449.95 feet to a 5/8-inch iron rod found for the southwest corner of said tract herein described;

  THENCE North 02 degrees 44' 13" West, a distance of 180.12 feet to a point for the most westerly northwest corner of said tract herein described from which a found 5/8-inch iron rod bears South, 0.1 feet;

  THENCE North 87 degrees 17' 34" East, a distance of 209.71 feet to a point for an interior corner of said tract herein described from which a found 5/8-inch iron rod bears South, 0.4 feet;

  THENCE North 02 degrees 45' 01" Wet, a distance of 233.60 feet to a point located in the north line of said Restricted Reserve "C" and the south right-of-way line of said Richmond Avenue for the most northerly northwest corner of said tract herein described from which a found 5/8-inch iron rod bears South, 0.2 feet and West, 0.1 feet;

  THENCE in a northeasterly direction with the north line of said Restricted Reserve "C", the south right-of-way lien of said Richmond Avenue and with said curve to the left whose central angle is 01 degrees 42' 04" and whose radius is 4050.00 feet (North 88 degrees 06' 11" East, a distance of 120.24 feet) for a curve length of 120.24 feet to a 5/8-inch iron rod with cap set for the point of tangency;

  THENCE North 87 degrees 15' 09" East continuing with the north line of said Restricted Reserve "C" and the south right-of-way line of said Richmond Avenue, a distance of 110.00 feet to the POINT OF BEGINNING and continuing
3.1398 acres (136,769 square feet) of land, more or less.

  Note: This metes and bounds description is referenced to a survey drawing prepared by Cobb, Fendley & Associates, Inc. dated July 18, 1997.

COBB, FENDLEY & ASSOCIATES, INC.                    /s/Steve Wright
5300 Hollister, Suite 400                           Job No. 97Z028-01
Houston, TX 77040                                   July 18, 1997

                                   EXHIBIT B



This exhibit is an Autocad drawing of the second floor of the American Capitol Building at 10555 Richmond Avenue, Houston, Texas 77042.


                                  EXHIBIT C

AMERICAN CAPITOL BUILDING
COVERED PARKING ALLOCATION TO
AMERICAN CAPITOL INSURANCE COMPANY ("AC")


     AC       1
     Handicap 2

     Handicap 3        28        AC                  29
     AC       4        27        AC                  30
     AC       5        26        AC                  31
     AC       6        25        AC                  32
     AC       7        24        AC                  33
              8        23        AC                  34
              9        22                            35
             10        21                            36
             11        20                            37
             12        19                            38
             13        18                            39
             14        17                            40
                       16                            41
                       15                            42

                                   EXHIBIT D

                     AIR CONDITIONING AND HEATING SERVICES


Subject to the provisions of Section 3.1.1, Landlord will furnish Building standard air conditioning and heating between 7 A.M. and 6 P.M. from Monday through Friday and, between 7 A.M. and 1 O'clock on Saturdays, all exclusive of Holidays (as defined below). Upon request of Tenant, made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall reimburse Landlord for the cost of furnishing such services. Landlord agrees to maintain (subject to events of force majeure or curtailment as required by governmental laws, rules or regulations)the condition of the Leased Premises during the above described hours between the temperature of 70 and 75 degrees Fahrenheit.

The following dates shall constitute "Holidays" as said term is used in this
Lease:

1.   New Year's Day
2.   Memorial Day
3.   Independence Day
4.   Labor Day
5.   Thanksgiving Day
6.   Friday following Thanksgiving Day
7.   Christmas
8. Any other holiday recognized by the Federal Regulators for the Savings and Loan Industry.

If, in the case of any holiday described in (1) through (8) above, a day shall be observed other than the respective day described above, then that day which constitutes the day observed by national banks in Houston, Texas on account of such holiday shall constitute the holiday under this lease.


                                 EXHIBIT E

                     BUILDING RULES AND REGULATIONS


1. Landlord has already furnished Tenant a certain number of door keys, card keys, men's and women's restroom keys without charge. Additional door keys will be furnished at a nominal charge. additional card keys will be furnished to Tenant at a rate of $15.00 each. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made, duplicates of Keys procured from Landlord without prior approval of Landlord. All keys to Leased Premises shall be surrendered to Landlord upon termination of this Lease.

2. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for Landlord's approval before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Leased Premises or Project, including installation of telephones, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Leased Premises or Project.

3. Tenant shall not at any time occupy any part of the Leased Premises or Project as sleeping or lodging quarters.

4. Tenant shall not place, in stall or operate on the leased premises or in any part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises or Project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord.

5. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or the Project regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, flow, or other animals shall be brought into or kept in or about the Leased Premises or Project.

7. Employees of Landlord shall not receive or carry messages for or to any tenant or other person or contract with or render free or paid services to any Tenant or to any of tenant's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant's agents, employees or invitees at any item for purposes inconsistent with their designation by Landlord.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting in them from misuse or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or other trim.

10. No person shall disturb occupants of the Building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11. Nothing shall be thrown down stairways or other passages and the breakdown of crates or cardboard boxes for removal to the dumpster shall be the responsibility of the Tenant.

12. Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall furnish Landlord with state automobile license numbers of Tenant's vehicles and its employees' vehicles within five days after taking possession of the Leased Premises and shall notify Landlord of any changes within five days after such change occurs. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat ires, out of date inspection stickers, or license plates) on Premises or Project. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense.

13. Parking in a parking garage or areas shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate Tenant's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of its Leased Premises. Vehicles must be parked entirely with the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" are posted, and only vehicles with handicapped certification prominently displayed may park in a handicapped designated parking space. Parking stickers or other forms of identification supplied by Landlord shall remain the property of the Landlord and not the property of Tenant and they are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement in or out of the Building of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or material which requires use of elevators or stairways, or movement through the building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any articles, equipment or any other item from being brought into the Building. Tenant assumes, and shall indemnify Landlord against all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16. Tenant shall not lay floor covering within the Leased Premises without written approval of the Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building or Project.

18. Landlord reserves the right to exclude from the Building or Project, between the hours of 6:00 P.M. and 7:00 A.M. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building or Project security personnel and who do not present a pass to the Building signed by the Tenant. Each Tenant shall be responsible for all persons for whom he supplies a pass.

19. It is Landlord's desire to maintain in the Building or Project the highest standard of dignity and good taste consistent with comfort and convenience for Tenants. Any action or condition not meeting this standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises and for the preservation of good order therein.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as, in its reasonable judgment, shall, form time to time, be required for the safety, protection, care and cleanliness of the Building or Project, the operation thereof, the preservation of good order therein and the protection and regulation, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed.


                                  EXHIBIT F

                            OPTION SPACE AMENDMENT

This amendment agreement is made and entered into on this ---- day of ----- by and between REALTYCORP INTERNATIONAL GROUP LC (a Texas Limited Liability Company)("Landlord") and AMERICAN CAPITOL INSURANCE COMPANY ("Tenant") to amend the original "Lease Agreement" between the parties dated November, 1997.

This amendment ("Amendment") is made with reference to, and is hereby made a part of, the above identified Lease Agreement and, except as set forth therein, the Lease Agreement shall govern this Amendment.

Subject to and upon the terms hereinafter set forth, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises containing approximately ------- square feet of net rentable area on the ----- floor of the Building (the "Expansion Space"). The Expansion Space is identified on Exhibit "A" attached hereto.

The term of the lease of the Expansion Space shall commence on ------ and shall expire on the same date on which the Lease Agreement expires. The Expansion Space shall be subject to the renewal option set forth in the Lease Agreement.

If the commencement date of the Expansion Space lease is within the first sixty (60) months of the Lease Agreement, then, for the remainder of said sixty (60) month period, the Base Rental shall be $-------- per square foot of Rentable Are or $------- per month as such dollar amount may be adjusted from lease year pursuant to the terms of the Lease Agreement. The Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental Adjustment shall be added to the Rent required in the Lease Agreement, payable as part of the Rent provided in the Lease Agreement. If the Tenant exercises its option to renew in respect to the Expansion Space, the Base Rent for the Expansion Space shall be determined as provided in the Lease Agreement. Tenant has the option to include, or exclude, the Expansion Space upon the exercise of its option to renew. If the commencement date of the Expansion Space lease is within the Renewal Term of the Lease Agreement, the Base Rental shall be $------- per square foot of Net Rentable Area, or $---------- per month as such dollar amount may be adjusted from lease year to lease year pursuant to the terms of the Lease Agreement.

To refurbish the Expansion Space, Landlord hereby agrees, at its sole cost and expense to furnish and install the leasehold improvement items set forth in Exhibit "B" attached hereto.

IN WITNESS WHEREOF, Landlord and Tenant have caused this ------- Amendment to be executed as of the date first written above.


LANDLORD:                                 TENANT:

REALTYCORP INTERNATIONAL GROUP LC         AMERICAN CAPITOL INSURANCE COMPANY


By:                                       By:
   ------------------------------            -------------------------------
   Name:                                     Name:
   Title:                                    Title: